EXHIBIT 99.1

CONSENT

TO:	INTELLIGENT RESOURCES INC.

AND TO:	The Board of Directors thereof

I, Michael Anthony Paul, do hereby consent to act as a DIRECTOR of the Corporation. This consent shall continue in effect from year to year so long as I am re-elected to the Board of Directors, but if I resign from the Board of Directors, this consent shall cease to have effect from the effective date of such revocation or resignation.

I further consent to the participation by any Director at a meeting of the Board of Directors or of the Executive Committee of the Corporation by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, such consent to continue in effect unless revoked by an instrument in writing delivered to the Corporation.

DATED this 21st day of July, 2017.

/s/ Michael Anthony Paul
Michael Anthony Paul.